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                                               Filed Pursuant to Rule 424(b)(3)
                                      Registration Statement Number 333-112274

           Addendum to Prospectus Supplement Dated February 24, 2006

                                                            Dated: July 15, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on July 15, 2006 and terminating on July 31, 2006 are:

4-Year Floating Rate LIBOR Bond         5.625%
10-Year Floating Rate LIBOR Bond        5.725%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR       + Number of basis points set by  = Initial Interest Rate:
for July 15-30, 2006:    State of Israel at beginning     ----------------------
---------------------    of this sales period:
                         ---------------------

5.625%                   0 basis points                   5.625%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR       + Number of basis points set by  = Initial Interest Rate:
for July 15-31, 2006:    State of Israel at beginning     ----------------------
---------------------    of this sales period:
                         ---------------------

5.625%                   10 basis points                  5.725%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by July 26, 2006 .